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                                                                     EXHIBIT 1.1

                              SETTLEMENT AGREEMENT


         THIS SETTLEMENT AGREEMENT (this "Agreement") is made and entered into as of _____________, 2001, by and between Service Corporation International, a Texas corporation ("SCI"), and J.P. Morgan Securities Inc., a Delaware corporation ("JPMorgan"). Each of SCI and JPMorgan is a "Party" and sometimes they are referred to, collectively, as the "Parties."

                                    RECITALS

         WHEREAS, SCI maintains the SERP and Senior SERP, pursuant to which participants vested in one or both of those plans are currently entitled to retirement benefits in the form of annual cash payments generally paid after retirement;

         WHEREAS, SCI anticipates (1) providing each participant vested in one or both of the SERP and Senior SERP with a one-time opportunity to elect to receive a lump-sum distribution of the present value (using a 10% discount rate) of all or part of his or her retirement benefits in shares of Common Stock and
(2) if the participant so elects, distributing shares of Common Stock to such Participant;

         WHEREAS, SCI and JPMorgan anticipate providing each Participant with an opportunity to elect to immediately sell all or some of the shares of Common Stock received by such Participant to JPMorgan, the proceeds of which may be used, in whole or in part, to satisfy such Participant's withholding tax liability to SCI;

         WHEREAS, the number of shares of Common Stock to be issued and distributed to each Participant under the SERP and Senior SERP will be calculated by dividing the amount of such Participant's retirement benefit which such Participant elects to receive in Common Stock by the Distribution Price;

         WHEREAS, if a Participant elects to sell shares of Common Stock to JPMorgan pursuant to the above-referenced elections, JPMorgan will, subject to the condition set forth herein, purchase such shares at the Distribution Price per share, and SCI will pay JPMorgan, on behalf of such Participant, any commission due on such transaction;

         WHEREAS, JPMorgan anticipates reselling the shares of Common Stock it purchases from the Participants into the market;

         WHEREAS, if the aggregate amount of the prices at which the Shares are sold by JPMorgan is less than the Distribution Price multiplied by the total number of Shares sold, SCI will pay JPMorgan an amount equal to such difference;

         WHEREAS, if the aggregate amount of the prices at which the Shares are sold by JPMorgan exceeds the Distribution Price multiplied by the total number of Shares sold, JPMorgan will pay SCI an amount equal to such excess; and



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         WHEREAS, capitalized terms have the meanings ascribed to them in
Article I or elsewhere in this Agreement.

         NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the Parties agree as follows:

                                   ARTICLE I.
                               CERTAIN DEFINITIONS

         1.1. "Adjustment Amount," which can be a positive or negative number, means Aggregate Resale Price minus (1) the Aggregate Distribution Price and (2) the Aggregate Commissions.

         1.2. "Aggregate Commissions" means the sum of the Sales Commissions.

         1.3. "Aggregate Distribution Price" means the Distribution Price multiplied by the total number of Shares either sold by JPMorgan into the market or delivered to SCI in accordance with Section 2.2(b), as contemplated by
Article II hereof.

         1.4. "Aggregate Resale Price" means the aggregate amount of the prices at which the Shares are sold by JPMorgan into the market, as contemplated by
Article II hereof.

         1.5. "Closing Date" means the first business day after the Pricing Period.


         1.6. "Sales Commission" means, for each Covered Purchase, a sales commission equal to $0.04 per share purchased by JPMorgan in the Covered Purchase.

         1.7. "Common Stock" means SCI's common stock, $1.00 par value.


         1.8. "Covered Purchase" means a purchase by JPMorgan of shares of Common Stock from a Participant pursuant to such Participant's Election.

         1.9. "Distribution Price" means the average closing price per share of the Common Stock on the New York Stock Exchange for the Pricing Period.

         1.10. "Election" means an election by a Participant (1) to receive a lump-sum distribution of the present value (using a 10% discount rate) of all or part of his or her retirement benefits under the Senior SERP and/or the SERP in shares of Common Stock and (2) to resell immediately all or some of the shares of Common Stock received by such Participant to JPMorgan.

         1.11. "Election Deadline" means ____________, 2001, the date by which the Participants must make an Election.


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         1.12. "Participant" means each participant vested in one or both of the
SERP and Senior SERP electing to receive a lump-sum distribution of the discounted present value (using a 10% discount rate) of all or part of his or her vested retirement benefits in shares of Common Stock in lieu of all or part of the remaining annual cash payments provided for pursuant to the SERP or Senior SERP, as applicable.

         1.13. "Pricing Period" means the five trading days immediately after the Election Deadline.


         1.14. "Senior SERP" means the Service Corporation International Supplemental Executive Retirement Plan for Senior Officers (As Amended and Restated Effective as of January 1, 1998), as further amended effective January 1, 2001.

         1.15. "SERP" means the Amended and Restated Service Corporation International Supplemental Executive Retirement Plan (effective as of January 1,
1998), as further amended effective January 1, 2001.

         1.16. "Settlement Date" means the date on which JPMorgan completes the sale of the Shares as contemplated by Section 2.1, below.

         1.17. "Shares" means all shares of Common Stock that JPMorgan purchases from the Participants pursuant to an Election.

                                   ARTICLE II.
                                   SETTLEMENT

         2.1. Purchase and Sale of the Shares. Subject to the terms and conditions set forth herein, JPMorgan hereby agrees to purchase from the Participants on the Closing Date, at the Distribution Price per share, all shares of Common Stock which the Participants receive from SCI pursuant to one or more Elections and elect to sell to JPMorgan pursuant to one or more Elections; provided, however, that in no event will JPMorgan be required to purchase more than 6,000,000 shares of Common Stock from the Participants. Subject to the terms and conditions set forth herein, JPMorgan hereby further agrees to use its best efforts to sell the Shares into the market in an orderly fashion as soon as practicable after the Closing Date and prior to the Settlement Date. JPMorgan's obligations hereunder are not contingent on the exercise of any minimum number of Elections.

         2.2. Settlement. If the Adjustment Amount is a negative number (i.e., the Aggregate Distribution Price plus the Aggregate Commissions exceeds the Aggregate Resale Price), SCI shall pay to JPMorgan in immediately available funds an amount equal to the negative Adjustment Amount. If the Adjustment Amount is a positive number (i.e., the Aggregate Distribution Price plus the Aggregate Commissions is less than the


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Aggregate Resale Price), JPMorgan shall pay to SCI in immediately available funds an amount equal to the Adjustment Amount. Any such excess or deficit payment shall be due and payable three business days after the Settlement Date. Notwithstanding anything herein to the contrary, if for any reason JPMorgan is unable to sell some or all of the Shares into the market prior to the 15th business day following the Closing Date, JPMorgan will have the option at anytime until the Settlement Date to deliver up to $5,000,000 of such unsold Shares to SCI for repurchase at the Distribution Price, in which case the Aggregate Resale Price will be calculated on the Settlement Date as if such Shares had been sold into the market at the Distribution Price.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

         3.1. SCI hereby represents and warrants to JPMorgan, as of the Election Date and the Settlement Date, as follows:

                  (a) A registration statement on Form S-3 (Registration No. 333-__________) (the "Registration Statement"), including a prospectus (the "Prospectus") (i) has been prepared by SCI in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder (the "Securities Act"), (ii) has been filed with the Commission and (iii) has become effective. Such Registration Statement and the related Prospectus may have been amended or supplemented from time to time prior to the Election Deadline; any such amendment to the applicable Registration Statement was so prepared and filed and any such amendment has become effective. Any reference in this Agreement to the Registration Statement, any preliminary form of prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") on or before the effective date of the Registration Statement or the date of any preliminary prospectus or the Prospectus, as the case may be; and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after such date which are deemed to be incorporated by reference therein. Copies of such Registration Statement and the Prospectus relating thereto, any such amendment or supplement, and all documents incorporated by reference therein which were filed with the Commission on or prior to the Election Date have been delivered to JPMorgan. SCI has included in the Registration Statement, as amended at the date the Registration Statement was declared effective, all information required by the Securities Act to be included in the Prospectus with respect to the Shares and the offering and sale thereof as contemplated by this Agreement. Except to the extent that JPMorgan shall agree in writing to a modification, the Registration Statement and the Prospectus shall be in all substantive respects in the form furnished to JPMorgan prior to the Election Deadline or, to the extent not completed at the Election Deadline, shall contain only such


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specific additional information and other changes as SCI has advised, a reasonable time prior to the Election Deadline, is to be included or made therein and as to which JPMorgan has not reasonably objected.

                  (b) The Registration Statement, at the time it became effective, any post-effective amendment thereto, at the time it became effective, the Registration Statement and the Prospectus, as of the Election Deadline and at the Settlement Date, and any amendment or supplement thereto, conformed or will conform in all material respects to the requirements of the Securities Act; and no such document included or will include an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

                  (c) No order preventing or suspending the effectiveness of the Registration Statement or the use of any preliminary prospectus or the Prospectus is in effect and no proceedings for that purpose are pending before or threatened by the Commission and (B) each document, if any, filed or to be filed pursuant to the Exchange Act, and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and did not, or will not when so filed, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (d) PricewaterhouseCoopers, who are reporting upon the audited financial statements and the supporting schedules of SCI included or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants within the meaning of the Securities Act. The financial statements, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus, present fairly the consolidated financial position of SCI and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; and said financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis, except as set forth therein, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein.

                  (e) SCI has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Texas, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing could not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of SCI and its subsidiaries, taken as a whole (each, a "Material Adverse Effect").


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


                  (f) Each direct and indirect foreign and domestic subsidiary of SCI (each, a "Subsidiary," and collectively, the "Subsidiaries") has been duly incorporated or organized, is validly existing as a corporation or entity in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or other power and authority to own its property and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so incorporated, be in existence, have such power and authority, be so qualified or be in good standing could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (g) This Agreement has been duly and validly authorized, executed and delivered by SCI.

                  (h) Since the date of the latest consolidated financial statements of SCI and its subsidiaries included or incorporated by reference into the Registration Statement and the Prospectus, except as set forth in or expressly contemplated by the Registration Statement and the Prospectus, there has not been any material adverse change in the management, condition (financial or otherwise), earnings, business affairs or business prospects of SCI and its subsidiaries, taken as a whole (each, a "Material Adverse Change," and any event or state of facts which could, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change is herein referred to as a "Prospective Material Adverse Change"), whether or not arising from transactions or events occurring in the ordinary course of business.

                  (i) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth therein, (A) there have been no transactions or contracts (written or oral) entered into or agreed to be entered into by SCI or any of its subsidiaries (other than those in the ordinary course of business) which are material to SCI and its subsidiaries, taken as a whole and (B) there has been no dividend or distribution of any kind declared, paid or made by SCI on any class of its capital stock, other than regularly scheduled quarterly dividends in accordance with the past practice of SCI.

                  (j) SCI has the authorized, issued and outstanding capitalization set forth in the Prospectus under "Description of Capital Stock." The authorized capital stock of SCI conforms as to legal matters to the description thereof contained in the Registration Statement and the Prospectus, and all of the outstanding shares of capital stock of SCI have been duly authorized and validly issued, are fully paid and nonassessable and are not subject to any preemptive or similar rights. Each of the Rights Agreement dated as of May 14, 1998, between SCI and the Harris Trust and Savings Bank, and the Agreement Appointing a Successor Rights Agent under Rights Agreement dated June 1, 1999, among SCI, the Harris Trust and Savings Bank and The Bank of New York, has been duly authorized, executed and delivered by SCI; the rights to purchase SCI's Series D Junior Participating Preferred Stock outstanding thereunder have been


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duly authorized. Except as described in or expressly contemplated by the
Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in SCI or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of SCI or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.

                  (k) All corporate action required to be taken for the authorization, issuance and sale of the Shares as contemplated by this Agreement has been validly and sufficiently taken. The Shares will constitute the valid and binding obligations of SCI.

                  (l) The Shares have been duly authorized and validly reserved for issuance by all necessary corporate action and such Shares, when issued will be validly issued and fully paid and nonassessable; no holder thereof will be subject to personal liability solely by reason of being such a holder; and the issuance of such Shares will not be subject to preemptive rights.

                  (m) Neither SCI nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its articles of incorporation or by-laws or any indenture, mortgage, deed of trust, loan agreement, note, lease, license, partnership agreement, franchise agreement or other agreement or instrument to which SCI or any of its subsidiaries is a party or by which it or any of them may be bound or affected or to which any of their respective properties may be subject (each a "Contract," and collectively, the "Contracts"), except for violations and defaults which individually and in the aggregate are not material to SCI and its subsidiaries taken as a whole. The execution and delivery by SCI of, and the full and timely performance by SCI of its obligations under, this Agreement, the compliance by SCI with the terms hereof, and the consummation of the transactions contemplated herein, (A) have been duly authorized by all necessary corporate action on the part of SCI, (B) do not and will not result in any violation of the articles of incorporation or by-laws of SCI and (C) do not and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any lien, charge or encumbrance upon any material property or assets of SCI or any of its subsidiaries under (I) the Contracts, other than any such conflict, breach, default, acceleration, prepayment, lien, charge or encumbrance that, could not individually or in the aggregate, reasonably be expected to result in any Material Adverse Effect, (II) any existing applicable law, rule or regulation (other than the securities or Blue Sky laws of the various states and other jurisdictions of the United States of America) or (III) any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over SCI or any of its subsidiaries or any of their respective properties or assets.


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                  (n) No authorization, approval, consent or license of, or
filing with, any government, governmental instrumentality or court, domestic or foreign (other than as have been made and obtained and are in full force and effect under the Securities Act or as may be required under the securities or Blue Sky laws of the various states and other jurisdictions of the United States of America) is required for the valid authorization, issuance, sale and delivery of the Shares by SCI, the execution and delivery by SCI of, or the full and timely performance by SCI of each of its obligations under or contemplated by, this Agreement and the compliance by SCI with its obligations hereunder.

                  (o) There are no contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

                  (p) No holder of any securities of SCI has any rights, not effectively satisfied or waived, to require SCI to register the sale of any securities under the Securities Act in connection with the filing of the Registration Statement or the consummation of the transactions contemplated therein or pursuant to this Agreement.

                  (q) Other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of SCI, threatened against or affecting SCI or any of its subsidiaries or any of their respective properties or to which SCI or any of its subsidiaries is or may be a party or to which any property of SCI or any of its subsidiaries is or may be the subject which, if determined adversely to SCI or any of its subsidiaries, could individually or in the aggregate have, or reasonably be expected to have a Material Adverse Effect, and, to the best of the SCI's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (r) SCI and its subsidiaries have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by SCI and its subsidiaries; and any real property and buildings held under lease by SCI and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by SCI or its subsidiaries.

                  (s) SCI is not an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").


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                  (t) SCI has complied with all provisions of Section 517.075,
Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

                  (u) SCI and its subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith; and, except as disclosed in the Registration Statement and the Prospectus, there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against SCI or any subsidiary.

                  (v) SCI has not taken nor will it take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in the stabilization or manipulation of the price of the Common Stock.

                  (w) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") that is maintained, administered or contributed to by SCI or any of its affiliates for employees or former employees of SCI and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended, (the "Code"). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA no "accumulated funding deficiency" as defined in
Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

         3.2. JPMorgan hereby represents and warrants to SCI, as of the Election Date and the Settlement Date, as follows:

                  (a) JPMorgan is a corporation validly existing and in good standing under the laws of the State of Delaware with corporate power and corporate authority to perform its obligations under this Agreement.

                  (b) The execution, delivery and performance of this Agreement by JPMorgan and the consummation by JPMorgan of the transactions described herein have been duly authorized by all necessary corporate action on the part of JPMorgan; and this Agreement, when duly executed and delivered by JPMorgan, will constitute a valid and legally binding instrument of JPMorgan enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar


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laws of general applicability relating to or affecting creditors' rights and general equitable principles.

                                   ARTICLE IV.
                        INDEMNIFICATION AND CONTRIBUTION

         4.1. SCI agrees to indemnify and hold harmless JPMorgan and each person, if any, who controls JPMorgan within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if SCI shall have furnished any amendments or supplements thereto in compliance with the terms hereof), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to JPMorgan furnished to SCI in writing by JPMorgan expressly for use therein.

         4.2. JPMorgan agrees to indemnify and hold harmless SCI, the directors of SCI, the officers of SCI who sign the Registration Statement and each person, if any, who controls SCI within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if SCI shall have furnished any amendments or supplements thereto in compliance with the terms hereof), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to JPMorgan furnished to SCI in writing by JPMorgan expressly for use in the Registration Statement or any amendment or supplement thereto.

         4.3. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to any of the two preceding paragraphs of this Section 4, such person (hereinafter called the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (hereinafter called the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall promptly retain counsel satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding; provided, that the failure to notify the Indemnifying Person shall not


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relieve it from any liability which it may have pursuant to this Section 4 except to the extent it has been materially prejudiced (through forfeiture of substantive rights) by such failure. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) there has been a failure by the Indemnifying Person to retain promptly counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, (a) SCI shall not be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for JPMorgan and all persons, if any, who control JPMorgan within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act and (b) JPMorgan shall not be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for SCI, its directors, its officers who sign the Registration Statement and each person, if any, who controls SCI within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for JPMorgan and such control persons of JPMorgan, such firm shall be designated in writing by JPMorgan. In the case of any such separate firm for SCI, and such directors, officers and control persons of SCI, such firm shall be designated in writing by SCI. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (1) includes an unconditional written release of such Indemnified Person, in form and substance satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (2) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnified Person.

         4.4. If the indemnification provided for in Section 4.1 or Section 4.2 is unavailable to any extent to an Indemnified Person under such paragraph in respect of any


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losses, claims, damages or liabilities referred to therein, then each
Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities as follows: as between SCI on the one hand and JPMorgan on the other
(i) in such proportion as is appropriate to reflect the aggregate relative benefits received by SCI and by JPMorgan from the offering of the shares of Common Stock as contemplated by this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of SCI and of JPMorgan in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by SCI on the one hand and JPMorgan on the other hand shall be deemed to be in the same respective proportions as Aggregate Distribution Price, in the case of SCI, and the Aggregate Commissions in the case of JPMorgan. The relative fault of SCI on the one hand and of JPMorgan on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of the material fact or the omission or alleged omission to state a material fact relates to information supplied by SCI or by JPMorgan and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         4.5. SCI and JPMorgan agree that it would not be just and equitable if contribution pursuant to this Article IV were determined by pro rata allocation or by any other method or allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article IV, in no event shall JPMorgan be required to contribute any amount in excess of the Aggregate Commissions. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         4.6. The indemnity and contribution agreements contained in this
Article IV are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

         4.7. The indemnity and contribution agreements contained in this
Article IV and the representations and warranties of SCI contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of JPMorgan or any person controlling JPMorgan or SCI, its officers or directors or any other person controlling SCI and (iii) acceptance of and payment for any of the shares of Common Stock.

                                   ARTICLE V.
                                COVENANTS OF SCI

         5.1. SCI covenants and agrees with JPMorgan as follows:

                  (a) to file promptly all reports and any definitive proxy or information statements required to be filed by SCI with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and to furnish copies of the Prospectus to JPMorgan in New York City prior to 10:00 a.m., New York City time, on the business day next succeeding the date of this Agreement in such quantities as JPMorgan may reasonably request;

                  (b) to deliver, at the expense of SCI, to JPMorgan one signed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein and, during the period mentioned in paragraph (e) below, to JPMorgan as many copies of the Prospectus (including all amendments and supplements thereto) and documents incorporated by reference therein as JPMorgan may reasonably request;

                  (c) before filing any amendment or supplement to the Registration Statement or the Prospectus, to furnish to JPMorgan a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which JPMorgan reasonably objects;

                  (d) to advise JPMorgan promptly, and to confirm such advice in writing (i) when the Registration Statement has become effective, (ii) when any amendment to the Registration Statement has been filed or becomes effective,
(iii) when any supplement to the Prospectus or any amended Prospectus has been filed and to furnish JPMorgan with copies thereof, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, (vi) of the occurrence of any event, within the period referenced in paragraph (e) below, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, and (vii) of the receipt by SCI of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any order suspending any such qualification of the Shares, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;

                  (e) if, during such period of time after the first date of the public offering of the Shares as in the opinion of counsel for JPMorgan a prospectus relating to the Shares is required by law to be delivered in connection with sales by JPMorgan, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of SCI, to JPMorgan such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

                  (f) to endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as JPMorgan shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Shares; provided that SCI shall not be required to file a general consent to service of process in any jurisdiction;

                  (g) to use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the "Exchange");

                  (h) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of the transactions contemplated hereby, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, registration, transfer, execution and delivery of the Shares, (ii) all SEC fees in connection with the sale of the Shares by JPMorgan into the market, (iii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iv) incurred in connection with the registration or qualification of the Shares under the laws of such jurisdictions as JPMorgan may designate (including fees of counsel for JPMorgan and its disbursements), (v) in connection with the listing of the Shares on the New York Stock Exchange, (vi) related to the filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc., (vii) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and the furnishing to JPMorgan of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, (viii) the cost of preparing stock certificates and (ix) the cost and charges of any transfer agent and any registrar;

                  (i) to deliver to JPMorgan, on the Closing Date, a signed opinion of Locke Liddell & Sapp LLP ("LLS"), special counsel for SCI, addressed to JPMorgan, dated the Closing Date and reasonably satisfactory to counsel for JPMorgan, to the effect that LLS has participated in conferences with representatives of SCI and representatives of its independent counsel at which the contents of the

Registration Statement and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although LLS assumes no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Prospectus or any amendment or supplement thereto (except as expressly provided therein), nothing has come to the attention of LLS which leads LLS to believe that (1) the Registration Statement (including any information deemed to be part of the Registration Statement at the time of effectiveness, but excluding the financial statements and schedules and other financial and statistical data included or incorporated by reference therein, as to which LLS need not make any statement or express any opinion), when it became effective and at the Election Deadline and the Settlement Date contained and, as of the date such opinion is delivered, contains any untrue statement of a material fact or omitted or omits to state a materials fact required to be stated therein or necessary to make the statements therein not misleading and
(2) the Prospectus (other than the financial statements and schedules and other financial and statistical data included or incorporated by reference therein, as to which such special counsel need not make any statement or express any opinion), as of its date and at the Election Deadline and the Settlement Date contained and, as of the date such opinion is delivered, contains any untrue statement of a material fact or omitted or omits to state a materials fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (j) to notify JPMorgan in writing, on or before the Closing Date, of the wiring instructions for any amounts to be paid to SCI by JPMorgan either on behalf of Participants in settlement of applicable withholding taxes or pursuant to Section 2.2 hereof; and

                  (k) to provide to JPMorgan, before the Closing Date, (i) a completed Brokerage Account Application signed by each Participant (other than those Participants who elect to use a pre-existing account at JPMorgan on Form 1 of the Participant Settlement Agreement) and (ii) a schedule setting forth, with respect to each Participant, the following information: (A) the Participant's name and address, (B) the total number of shares of Common Stock which such Participant will receive from SCI on the Closing Date, (C) the total number of shares of Common Stock to be sold by such Participant and purchased by JPMorgan and (D) the cash amount, if any, to be sent to the Company on such Participant's behalf in payment of applicable withholding taxes.

                                   ARTICLE VI.
                               GENERAL PROVISIONS

         6.1. Notices. All communications hereunder shall be in writing and shall be mailed (by first-class mail, registered or certified, postage prepaid), delivered personally or telecopied and confirmed:

         if to SCI, at:

                  Service Corporation International
                  1929 Allen Parkway
                  Houston, Texas  77019
                  Attention:  Mr. Frank Hundley
                  Facsimile:  713-525-7710

         with a copy to:

                  Locke Liddell & Sapp LLP
                  3400 Chase Tower, 600 Travis
                  Houston, Texas 77002
                  Attention:  Marcus A. Watts, Esq.
                  Facsimile: (713) 223-3717

         if to JPMorgan, at:

                  J. P. Morgan Securities Inc.
                  277 Park Avenue, 9th Floor
                  New York, New York 10017
                  Attention:  Kelly Maslick
                  Facsimile:  (212) 622-7027

         6.2. Binding Effect; Assignment. This Agreement shall be binding upon, and shall inure solely to the benefit of, each of the Parties, and each of their respective heirs, executors, administrators, successors and permitted assigns, and no other person, partnership, association, corporation or other entity shall acquire or have any right under or by virtue of this Agreement. Neither Party may assign any of its rights or obligations hereunder to any other person or entity without the prior written consent of the other Party.

         6.3. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York in effect at the time of the execution hereof (without application of any conflicts of law principles). Each of the parties hereto irrevocably agrees that, except as otherwise set forth in this paragraph, any state or federal court sitting in the City of New York shall have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute arising out of or relating to this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts. SCI hereby agrees that service of any process, summons, notice or document by hand delivery or registered mail addressed to the SCI, shall be effective service of process for any suit, action or proceeding brought in any such court. SCI irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. SCI agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon SCI and may be enforced in any other court to whose jurisdiction SCI is or may in the future be subject, by suit upon judgment. SCI further agrees that nothing herein shall affect JPMorgan's right to effect service of process in any other manner permitted by law or to bring a suit, action or proceeding (including a proceeding for enforcement of a judgment) in any other court or jurisdiction in accordance with applicable law.

         6.4. Counterparts. This Agreement may be executed in any number of counterparts, each of which counterparts when so executed and delivered shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument.

         6.5. Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof.

         6.6. Amendments. This Agreement may not be amended, modified or changed in whole or in part, except by an instrument in writing signed by SCI and JPMorgan.

         IN WITNESS WHEREOF, and intending to be legally bound thereby, each of Service Corporation International and J.P. Morgan Securities Inc. has signed or caused to be signed its name, all as of the day and year first above written.



                                    SERVICE CORPORATION INTERNATIONAL


                                      By:
                                         ---------------------------------
                                           James M. Shelger
                                           Senior Vice President, General
                                           Counsel and Secretary


                                    J.P. MORGAN SECURITIES INC.



                                      By:
                                         ---------------------------------
                                           Perry Bartol
                                           Managing Director